UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014

AMERICAN EAGLE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, CO	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 798-5235
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

Item 7.01. Regulation FD Disclosure

On August 27, 2014, American Eagle Energy Corporation (“AMZG,” “we,” or “our”) announced that we closed our previously disclosed private offering to eligible purchasers of $175 million aggregate principal amount of 11.000% senior secured notes due September 1, 2019, at an issue price of 99.059% of the aggregate principal amount thereof. We used a portion of the proceeds from the notes to refinance our previous credit facility and to pay fees and expenses associated therewith and this offering and for general corporate purposes. The notes and related guarantees were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notes were offered and sold only to qualified institutional buyers under Rule 144A and to non-U.S. persons outside the United States under Regulation S, each Rule as promulgated by the Securities and Exchange Commission.

We also announced that we closed a senior secured revolving credit facility with an initial borrowing base of $60 million that provides for an initial commitment of $35 million that may be increased to the $60 million borrowing base following syndication, as to which possibility we cannot provide any assurance. The borrowing base will be regularly redetermined on a semi-annual basis, subject to certain interim redeterminations. The initial maturity date is August 27, 2019, subject to earlier termination of the loan commitments on a date that is six months in advance of the stated maturity of the notes or certain permitted refinancing of the notes. We may utilize LIBOR loans or base rate loans under the credit facility. The interest rate for LIBOR loans is based on the one, two, three, or six month LIBOR plus 175 bps to LIBOR plus 275 bps depending upon our borrowing base utilization. The interest rate for base rate loans is equal to the greatest of (a) SunTrust Bank’s prime lending rate, (b) the Federal Funds Rate plus 50 bps, or (c) one month LIBOR plus 100 bps, plus, in each case, 275 bps to 375 bps depending upon our borrowing base utilization. As of the date of this Current Report, we do not have any outstanding indebtedness under our new credit facility.

A copy of our press release of these announcements is furnished and attached hereto as Exhibit 99.1. That press release includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained in the press release are “forward-looking” rather than historical.

The information referenced under Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information set forth in this Current Report on Form 8-K (including Exhibit 99.1) shall not be incorporated by reference into any registration statement, report, or other document filed by AMZG pursuant to the Securities Act except as shall be expressly set forth by specific reference in such filing. AMZG undertakes no duty or obligation to update or revise information included in this Current Report on Form 8-K or the Exhibit.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

99.1	Press release of American Eagle Energy Corporation, dated August 27, 2014.

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2014	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Bradley Colby
Bradley Colby
President and Chief Executive Officer

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